                                                                     EXHIBIT 4.1


                          COMPUTER SCIENCES CORPORATION

                                 $--------------

                                    __% Notes

                                due _______ __, 200_



                                  -------------

                                FORM OF INDENTURE

                            Dated as of _______ __, 2000

                                  -------------



                                 CITIBANK, N.A.
                                     Trustee

                             CROSS-REFERENCE TABLE*


Trust Indenture
  Act Section                                                                            Indenture Section
---------------                                                                          -----------------

310(a)(1).................................................................................     7.10
     (a)(2)...............................................................................     7.10
     (a)(3)...............................................................................     N.A.
     (a)(4)...............................................................................     N.A.
     (b)..................................................................................     7.08;7.10;10.02
     (c)..................................................................................     N.A.
311(a)....................................................................................     7.11
     (b)..................................................................................     7.11
     (c)..................................................................................     N.A.
312(a)....................................................................................     2.05
     (b)..................................................................................     10.03
     (c)..................................................................................     10.03
313(a)....................................................................................     7.06
     (b)(1)...............................................................................     N.A.
     (b)(2)...............................................................................     7.06
     (c)..................................................................................     7.06;10.02
     (d)..................................................................................     7.06
314(a)....................................................................................     4.03;10.02
     (b)..................................................................................     N.A.
     (c)(1)...............................................................................     10.04
     (c)(2)...............................................................................     10.04
     (c)(3)...............................................................................     N.A.
     (d)..................................................................................     N.A.
     (e)..................................................................................     10.05
     (f)..................................................................................     N.A.
315(a)....................................................................................     7.01(b)
     (b)..................................................................................     7.05;10.02
     (c)..................................................................................     7.01(a)
     (d)..................................................................................     7.01(c)
     (e)..................................................................................     6.11
316(a)(last sentence).....................................................................     2.09
     (a)(1)(A)............................................................................     6.05
     (a)(1)(B)............................................................................     6.04
     (a)(2)...............................................................................     N.A.
     (b)..................................................................................     6.07
317(a)(1).................................................................................     6.08
     (a)(2)...............................................................................     6.09
     (b)..................................................................................     2.04
318(a)....................................................................................     10.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                         PAGE
                                                                                                         ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................1

           Section 1.01      Definitions...................................................................1
           Section 1.02      Incorporation by Reference of Trust Indenture Act.............................5
           Section 1.03      Rules of Construction.........................................................6

ARTICLE 2 THE SECURITIES...................................................................................6

           Section 2.01      Form and Dating...............................................................6
           Section 2.02      Execution and Authentication..................................................6
           Section 2.03      Registrar and Paying Agent....................................................7
           Section 2.04      Paying Agent to Hold Money in Trust...........................................7
           Section 2.05      Securityholder Lists..........................................................7
           Section 2.06      Transfer and Exchange.........................................................8
           Section 2.07      Replacement Securities........................................................8
           Section 2.08      Outstanding Securities........................................................9
           Section 2.09      Treasury Securities...........................................................9
           Section 2.10      Temporary Securities..........................................................9
           Section 2.11      Cancellation..................................................................9
           Section 2.12      Defaulted Interest...........................................................10
           Section 2.13      CUSIP Numbers................................................................10

ARTICLE 3 REDEMPTION......................................................................................10

           Section 3.01      Optional Redemption..........................................................10
           Section 3.02      Notices to Trustee...........................................................11
           Section 3.03      Selection of Securities to Be Redeemed.......................................11
           Section 3.04      Notice of Redemption.........................................................11
           Section 3.05      Effect of Notice of Redemption...............................................12
           Section 3.06      Deposit of Redemption Price..................................................12
           Section 3.07      Securities Redeemed in Part..................................................12

ARTICLE 4 COVENANTS.......................................................................................13

           Section 4.01      Payment of Securities........................................................13
           Section 4.02      Maintenance of Office or Agency..............................................13
           Section 4.03      SEC Reports; Financial Statements............................................13
           Section 4.04      Compliance Certificate.......................................................14
           Section 4.05      Compliance With Laws, Taxes..................................................15
           Section 4.06      Stay, Extension and Usury Laws...............................................15
           Section 4.07      Limitation on Liens..........................................................16

                                                                                                         PAGE
                                                                                                         ----


           Section 4.08      Corporate Existence..........................................................16
           Section 4.09      Limitation on Sale/Leaseback Transactions....................................16
           Section 4.10      Permitted Liens and Permitted Sale/Leaseback Transactions....................17

ARTICLE 5 SUCCESSORS......................................................................................17

           Section 5.01      Consolidation, Merger and Sale of Assets.....................................17
           Section 5.02      Successor Corporation Substituted............................................18

ARTICLE 6 DEFAULTS AND REMEDIES...........................................................................18

           Section 6.01      Events of Default............................................................18
           Section 6.02      Acceleration.................................................................19
           Section 6.03      Other Remedies...............................................................20
           Section 6.04      Waiver of Past Defaults......................................................20
           Section 6.05      Control by Majority..........................................................20
           Section 6.06      Limitation on Suits..........................................................20
           Section 6.07      Rights of Holders to Receive Payment.........................................21
           Section 6.08      Collection Suit by Trustee...................................................21
           Section 6.09      Trustee May File Proofs of Claim.............................................21
           Section 6.10      Priorities...................................................................22
           Section 6.11      Undertaking for Costs........................................................22

ARTICLE 7 TRUSTEE.........................................................................................22

           Section 7.01      Duties of Trustee............................................................22
           Section 7.02      Rights of Trustee............................................................23
           Section 7.03      Individual Rights of Trustee.................................................24
           Section 7.04      Trustee's Disclaimer.........................................................24
           Section 7.05      Notice of Defaults...........................................................25
           Section 7.06      Reports by Trustee to Holders................................................25
           Section 7.07      Compensation and Indemnity...................................................25
           Section 7.08      Replacement of Trustee.......................................................26
           Section 7.09      Successor Trustee by Merger, etc.............................................27
           Section 7.10      Eligibility; Disqualification................................................27
           Section 7.11      Preferential Collection of Claims Against Company............................27
           Section 7.12      Trustee as Paying Agent or Registrar.........................................27
           Section 7.13      Knowledge of Event of Default................................................27

ARTICLE 8 DISCHARGE OF INDENTURE..........................................................................28

           Section 8.01      Termination of Certain of Company's Obligations..............................28
           Section 8.02      Application of Trust Money...................................................29


                                                                                                         PAGE
                                                                                                         ----

           Section 8.03      Repayment to Company.........................................................29
           Section 8.04      Reinstatement................................................................30

ARTICLE 9 AMENDMENTS......................................................................................30

           Section 9.01      Without Consent of Holders...................................................30
           Section 9.02      With Consent of Holders......................................................31
           Section 9.03      Compliance with Trust Indenture Act..........................................32
           Section 9.04      Revocation and Effect of Consents............................................32
           Section 9.05      Notation on or Exchange of Securities........................................32
           Section 9.06      Trustee to Sign Amendments, etc..............................................32

ARTICLE 10 MISCELLANEOUS..................................................................................32

           Section 10.01     Trust Indenture Act Controls.................................................32
           Section 10.02     Notices......................................................................33
           Section 10.03     Communication by Holders with Other Holders..................................34
           Section 10.04     Certificate and Opinion as to Conditions Precedent...........................34
           Section 10.05     Statements Required in Certificate or Opinion................................34
           Section 10.06     Rules by Trustee and Agents..................................................35
           Section 10.07     Legal Holidays...............................................................35
           Section 10.08     No Recourse Against Others...................................................35
           Section 10.09     Governing Law................................................................35
           Section 10.10     No Adverse Interpretation of Other Agreements................................35
           Section 10.11     Successors...................................................................35
           Section 10.12     Severability.................................................................35
           Section 10.13     Counterpart Originals........................................................36
           Section 10.14     Variable Provisions..........................................................36
           Section 10.15     Table of Contents, Headings, etc.............................................36

EXHIBIT A  FORM OF SECURITY

                  THIS INDENTURE dated as of _______ __, 2000 is by and between Computer Sciences Corporation, a Nevada corporation, and Citibank, N.A., a national banking association ("Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's __% Notes due _______ ___, 20__ ("Securities"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01      DEFINITIONS.

                  "AFFILIATE" means (a) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor upon the Securities, (b) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (a) above, (c) any trust in which any such Persons described in clause (a) or (b) above has a beneficial interest and (d) any corporation or other organization of which any such Persons described in clause (a), (b) or (c) above collectively own more than 50% of the equity of such entity. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "ATTRIBUTABLE DEBT" with respect to any Sale/Leaseback Transaction means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on such balance sheet in accordance with generally accepted accounting principles.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests.

                  "COMPANY" means Computer Sciences Corporation until a successor replaces it in accordance with Article 5 and thereafter means the successor.

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                  "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date:

                  (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

                  (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any particular time, the aggregate amount of assets of the Company and the Subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities other than (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of Capital Lease Obligations and (b) intangible assets, to the extent included in such aggregate assets, all as set forth on the then most recent consolidated balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice in writing to the Company.

                  "CO-TRUSTEE" means any Person appointed by the Trustee pursuant to Section 7.12 hereof.

                  "COVENANT DEFEASANCE" has the meaning set forth in Section
8.01 hereof.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01 hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "HOLDER" means a Person in whose name a Security is registered.

                  "INDEBTEDNESS" means, with respect to any Person, and without duplication:

                  (a) any liability of such Person (i) for borrowed money, or
         (ii) for any letter of credit for the account of such Person supporting obligations of such Person or other Persons, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iv) for the payment of money relating to a capitalized lease;

                  (b) any liability of others described in the preceding clause
         (a) that the Person has guaranteed or that is otherwise its legal liability; and

                  (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                  "INDENTURE" means this Indenture as amended from time to time.

                  "INDEPENDENT INVESTMENT BANKER" means Merrill Lynch Government Securities, Inc., or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment institution of national standing selected by the Company and appointed by the Trustee.

                  "LEGAL HOLIDAY" has the meaning set forth in Section 10.07 hereof.

                  "LIEN" means any lien, security interest, charge, mortgage, pledge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest other than an agreement to secure Indebtedness equally and ratably upon the incurrence of other secured Indebtedness).

                  "OBLIGATIONS" means any Principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICERS" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company or any other obligor upon the Securities.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers. See Sections 10.04 and 10.05 hereof.

                  "OPINION OF COUNSEL" means an opinion from legal counsel. The counsel may be an employee of or counsel to the Company or any other obligor upon the Securities. See Sections 10.04 and 10.05 hereof.

                  "PAYING AGENT" has the meaning set forth in Section 2.03 hereof.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

                  "REDEMPTION DATE" has the meaning set forth in Section 3.01 hereof.

                  "REDEMPTION PRICE" has the meaning set forth in Section 3.01 hereof.

                  "REFERENCE TREASURY DEALER" means each of (a) Merrill Lynch Government Securities Inc., Goldman, Sachs & Co., Inc., J.P. Morgan Securities, Inc. and Morgan Stanley & Co. Incorporated and their successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

                  "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  "REGISTRAR" has the meaning set forth in Section 2.03 hereof.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to any Security, the remaining scheduled payments of the Principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; PROVIDED, HOWEVER, that, if such Redemption Date is not an Interest Payment Date (as set forth on the face of the Security) with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  "SALE/LEASEBACK TRANSACTION" means any arrangement with any Person (other than the Company or any Subsidiary) providing for a Capital Lease by the Company or any Subsidiary of any property which has been or is to be sold or transferred by the Company or any Subsidiary to such Person or to any Person (other than the Company or any Subsidiary) by whom funds have been or are to be advanced on the security of the leased property.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the Securities described above issued under this Indenture.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITYHOLDER" means a Holder of one or more Securities.

                  "SUBSIDIARY" means (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Company or by the Company and a Subsidiary or Subsidiaries of the Company or by a Subsidiary or Subsidiaries of the Company or (b) any other Person (other than a corporation) in which the Company or the Company and a Subsidiary or Subsidiaries of the Company or a Subsidiary or Subsidiaries of the Company directly or indirectly at the date of determination thereof has at least a majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.01 hereof.

                  "TREASURY RATE" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "TRUST OFFICER" means any officer within the Corporate Trust Office including any Vice President, Assistant Vice President, Senior Trust Officer, Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 1.02      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA term used in this Indenture has the following meaning:

                  "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.03      RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

                  (c) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

                  (d) "or" is not exclusive;

                  (e) words in the singular include the plural, and in the plural include the singular; and

                  (f) provisions apply to successive events and transactions.

                                   ARTICLE 2
                                 THE SECURITIES

SECTION 2.01      FORM AND DATING.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

SECTION 2.02      EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall authenticate Securities for original issue up to the aggregate Principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by two Officers. The aggregate Principal amount of Securities outstanding at any time may not exceed the amount set forth therein except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03      REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company (or any other obligor upon the Securities) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal or interest on the Securities, and will promptly notify the Trustee in writing of any default by the Company (or any other obligor upon the Securities) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Securities) shall have no further liability for the money. If the Company, a Subsidiary or any other obligor upon the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05      SECURITYHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06      TRANSFER AND EXCHANGE.

                  Where Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal Principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

                  The Company shall not be required (a) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.03 hereof and ending at the close of business on the day of selection, (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (c) to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07 or 9.05 hereof).

SECTION 2.07      REPLACEMENT SECURITIES.

                  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08      OUTSTANDING SECURITIES.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09      TREASURY SECURITIES.

                  In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any other obligor upon the Securities or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10      TEMPORARY SECURITIES.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by the two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11      CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities unless the Company directs them to be returned to it. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. All canceled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner.

SECTION 2.12      DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13      CUSIP NUMBERS.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01      OPTIONAL REDEMPTION.

                  The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (PROVIDED that any remaining Principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Holders thereof not less than 30 days nor more than 60 days prior to the date fixed for redemption in such notice (the "Redemption Date"), at a redemption price equal to the greater of (a) 100% of the Principal amount of such Securities to be redeemed and (b) as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments of Principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus ____ basis points (such greater amount is referred to herein as the "Redemption Price"), plus, in either the case of clause (a) or clause (b), accrued and unpaid interest thereon to the Redemption Date. The Company shall calculate the Redemption Price not less than 30 days prior to the Redemption Date. The Company shall notify the Trustee in writing of the Redemption Price promptly on calculation thereof, and the Trustee shall have no duty or liability to calculate or verify the Redemption Price.

                  Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.02      NOTICES TO TRUSTEE.

                  If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.01 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date, an Officers' Certificate providing notice of such redemption and stating that the redemption shall occur pursuant to Section 3.01 of the Indenture, the Redemption Date, the Principal amount of Securities to be redeemed and the Redemption Price.

SECTION 3.03 SELECTION OF SECURITIES TO BE REDEEMED.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in accordance with a method the Trustee considers appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the Principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04      NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to each Holder (with a copy to the Trustee) whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in Principal amount equal to the unredeemed portion will be issued;

                  (d) the name and address of the Paying Agent;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

                  (g) that the Securities called for redemption are being redeemed pursuant to Section 3.01 of the Indenture; and

                  (h) applicable CUSIP numbers.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.05      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price.

SECTION 3.06      DEPOSIT OF REDEMPTION PRICE.

                  One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

                  If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid Principal, from the Redemption Date until such Principal is paid, and on any interest not paid on such unpaid Principal, in each case at the rate provided in the Securities and in Section
4.01 hereof.

SECTION 3.07      SECURITIES REDEEMED IN PART.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in Principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01      PAYMENT OF SECURITIES.

                  The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all Principal and interest then due.

                  The Company shall pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue Principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03      SEC REPORTS; FINANCIAL STATEMENTS.

                  (a) The Company and any other obligor upon the Securities shall file with the Trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any other obligor upon the Securities is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If either the Company or any other obligor upon the Securities is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company or such other obligor, as the case may be, shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company or such other obligor, as the case may be, would have been required to include in such annual reports, information, documents or other reports if the Company or such other obligor, as the case may be, were subject to the requirements of such Section 13 or 15(d) of the Exchange Act. The Company and any other obligor upon the Securities shall also comply with the provisions of TIA Section 314(a).

                  (b) If the Company or any other obligor upon the Securities is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company or such other obligor, as the case may be, shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If either the Company or any other obligor upon the Securities is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company or such other obligor, as the case may be, shall cause its financial statements referred to in Section 4.03(a) above, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be so mailed to the Holders within 120 days after the end of each of its fiscal years and within 60 days after the end of each of its first three fiscal quarters. As of the date hereof, the Company's fiscal year ends on the Friday closest to March 31.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04      COMPLIANCE CERTIFICATE.

                  (a) The Company (and any other obligor upon the Securities) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries
(or of such obligor) during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company or such other obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company or such other obligor, as the case may be, is taking or proposes to take with respect thereto. For the purposes of this clause
(a) such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  (b) The Company (and any other obligor upon the Securities) will, so long as any of the Securities are outstanding, promptly deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default, Event of Default or default and what action each is taking or proposes to take with respect thereto.

SECTION 4.05      COMPLIANCE WITH LAWS, TAXES.

                  The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      LIMITATION ON LIENS.

                  (a) Other than as provided in Section 4.10, so long as any of the Securities are outstanding, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of their respective assets to secure any Indebtedness, except for:

                         (i) Liens existing on the date hereof;

                         (ii) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) of any Lien existing on the date hereof;

                         (iii) Liens on property that are in existence at the
                  time the Company or any Subsidiary acquires such property, PROVIDED that such Liens (A) are not incurred in connection with, or in contemplation of the acquisition of the property acquired and (B) do not extend to or cover any property or assets of the Company or any Subsidiary other than the property so acquired;

                         (iv) Liens on any property of a Person existing at the
                  time such Person becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to the Company or a Subsidiary; provided that such Liens (A) are not incurred in connection with or in contemplation of such Person becoming a Subsidiary or merging or consolidating with the Company or a Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such Person and (B) do not extend to or cover any property or assets of the Company or any of its Subsidiaries, other than the property of such Person; and

                         (v) purchase money Liens upon or in any real or
                  personal property (including fixtures and other equipment) acquired or held by the Company or any Subsidiary to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of such property and incurred within 180 days after completion of such acquisition or improvement, PROVIDED that no such Lien shall extend to or cover any property other than the property being acquired or improved.

SECTION 4.08      CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

SECTION 4.09      LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                  Other than as provided in Section 4.10, neither the Company nor any of its Subsidiaries may enter into any Sale/Leaseback Transaction unless the Company or such

Subsidiary would be entitled, pursuant to Section 4.07, to create, incur, assume or suffer to exist a Lien on the property subject to such Sale/Leaseback Transaction.

SECTION 4.10      PERMITTED LIENS AND PERMITTED SALE/LEASEBACK TRANSACTIONS.

                  Notwithstanding the restrictions set forth in Sections 4.07 and 4.09, the Company or any of its Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any Sale/Leaseback Transactions not otherwise permitted in Section 4.07 or Section 4.09, PROVIDED that at the time of such event, and after giving effect thereto, the aggregate amount of all Indebtedness secured by Liens permitted by this Section 4.10 (excluding the Liens permitted pursuant to Section 4.07) and the aggregate amount of all Attributable Debt in respect of Sale/Leaseback Transactions permitted by this
Section 4.10 (excluding the Sale/Leaseback Transactions permitted pursuant to
Section 4.09), measured, in each case, at the time any such Lien is incurred or any such Sale/Leaseback Transaction is entered into, by the Company or any Subsidiary does not exceed 20% of Consolidated Net Tangible Assets.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01      CONSOLIDATION, MERGER AND SALE OF ASSETS.

                  The Company, without the consent of any Holder, may consolidate with, or merge into, or sell, transfer, lease or convey its assets substantially as an entirety to any domestic corporation, PROVIDED that:

                  (a) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, transfer or conveyance shall have been made, assumes by supplemental indenture in a form satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture; and

                  (c) immediately before and after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such Supplemental Indenture comply with this Indenture.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment shall not be released from the obligation to pay the Principal of and interest on the Securities.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

                  An "Event of Default" occurs if:

                  (a) the Company fails to pay any installment of interest on any Security as and when the same shall become due and payable, and such default continues for a period of 30 days;

                  (b) the Company fails to pay all or any part of the Principal of any Security as and when the same shall become due and payable, whether at maturity, upon redemption, or otherwise;

                  (c) the Company fails to observe or perform any other of its other covenants or agreements contained in the Securities or in this Indenture and the Default continues for the period and after the notice specified below;

                  (d) any of the Company's Indebtedness in the aggregate outstanding Principal amount of $75 million or more either (i) becomes due and payable prior to the due date for payment thereof by reason of acceleration thereof following default by the Company or (ii) is not repaid at, and remains unpaid after, maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Company in respect of Indebtedness of any other Person in the aggregate outstanding Principal amount of $75 million or more is not honored when, and remains dishonored after, becoming due;

                  (e) (i) a court or administrative or other governmental agency or body having jurisdiction in the premises enters a decree or order for relief relating to the Company in an involuntary case under any Bankruptcy Law in effect on the date of the Securities or thereafter, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer of the Company or ordering the winding up, dissolution or liquidation of the Company's affairs, or otherwise adjudicates or finds the Company to be bankrupt or insolvent, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) a court or administrative or other governmental agency or body having jurisdiction in the premises enters a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer for any substantial part of the Company's properties, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (f) (i) the Company commences a voluntary case under any Bankruptcy Law in effect on the date of the Securities or thereafter, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer of the Company or ceases to carry on the whole or substantially the whole of its business, or makes any general assignment for the benefit of creditors, or takes corporate action in furtherance of any such action; or (ii) the Company consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer for any substantial part of its property or takes corporate action in furtherance of any such action.

                  A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in Principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02      ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clauses (e)(i) and (f)(i) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the then outstanding Securities, by notice to the Company and the Trustee, may declare the unpaid Principal of and any accrued interest on all the Securities to be due and payable immediately. Upon such declaration the Principal and interest shall be due and payable immediately. If an Event of Default specified in clause (e)(i) or (f)(i) of Section 6.01 occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of more than 50% in aggregate Principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of Principal or interest that has become due solely because of the acceleration) have been cured or waived. If, at any time after the Principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the Company shall pay or deposit with the Trustee a sum sufficient to pay all monies then due with respect to the Securities (other than amounts due solely because of such declaration) and cure all other Events of Default under the Securities, then the holders of more than 50% in aggregate outstanding Principal amount of the Securities may waive all defaults and rescind and annul such declaration and its consequences.

SECTION 6.03      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

                  The Holders of more than 50% in Principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of all the Holders, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Principal of or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY.

                  The Holders of more than 50% in Principal amount of the then outstanding Securities may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability.

SECTION 6.06      LIMITATION ON SUITS.

                  A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in Principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, claim, damage or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holders of more than 50% in Principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

SECTION 6.07      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon the Securities) for the whole amount of Principal and interest remaining unpaid on the Securities and interest on overdue Principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10      PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11      UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in Principal amount of the then outstanding Securities.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                         (i) the Trustee need perform only those duties that are
                  specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions specifically required to be delivered by this Indenture, furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i) this paragraph does not limit the effect of
                  paragraph (b) of this Section;

                         (ii) this Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is conclusively proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                         (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, claim, damage or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                  (e) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing of which the Trustee has knowledge, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each August 15 beginning with the August 15 following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company or any other obligor upon the Securities shall notify the Trustee in writing when the Securities are listed on any stock exchange.

SECTION 7.07      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation as shall be agreed to from time to time in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and its officers, directors, employees and agents against any loss, liability, claim, damage or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee's own negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in Principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in Principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12      TRUSTEE AS PAYING AGENT OR REGISTRAR.

                  In the event that the Trustee is also acting as Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent or Registrar.

SECTION 7.13      KNOWLEDGE OF EVENT OF DEFAULT

                  The Trustee shall not be charged with knowledge of any Event of Default unless either (a) a Trust Officer of the Trustee shall have actual knowledge or (b) the Trustee shall have received notice thereof from the Company or a Securityholder.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01      TERMINATION OF CERTAIN OF COMPANY'S OBLIGATIONS.

                  (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder.

                  (b) In addition, the Company may, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, elect to have its obligations under Sections 4.07, 4.09, 4.10 and 5.01 discharged with respect to all outstanding Securities and this Indenture (hereinafter, "covenant defeasance"), such discharge to be effective on the date the conditions set forth in clauses (i) through (iv) of this Section 8.01(b) are satisfied, and such Securities shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration of Holders (and the consequences of any thereof) in connection with Sections 4.07, 4.09, 4.10 and 5.01, but shall continue to be "outstanding" for all other purposes under this Indenture. For this purpose, such covenant defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) or otherwise, but except as specified in this Section 8.01(b), the remainder of the Company's obligations under the Securities and this Indenture shall be unaffected thereby.

                  The following shall be the conditions to the application of
Section 8.01(b) to the outstanding Securities:

                         (i) the Company irrevocably deposits in trust with the
                  Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay Principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, PROVIDED that
                  (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said Principal and interest with respect to the Securities;

                         (ii) the Company delivers to the Trustee an Officers'
                  Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                         (iii) no Default or Event of Default under clauses (a),
                  (b), (d), (e) or (f) of Section 6.01 shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit; and

                         (iv) the Company shall have delivered to the Trustee an
                  Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

                  After such irrevocable deposit made pursuant to this Section
8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under Sections 4.07, 4.09, 4.10 and 5.01.

                  In order to have money available on a payment date to pay Principal or interest on the Securities, the U.S. Government Obligations shall be payable as to Principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02      APPLICATION OF TRUST MONEY.

                  The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal and interest on the Securities.

SECTION 8.03      REPAYMENT TO COMPANY.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request therefor any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request therefor any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01      WITHOUT CONSENT OF HOLDERS.

                  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Section 5.02;

                  (c) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (d) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                  (e) to make any change that would provide any additional rights or benefits to the Securityholders or that does not adversely affect, the legal rights hereunder or under the Securities of any Securityholder.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS.

                  The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in Principal amount of the then outstanding Securities. The Holders of a majority in Principal amount of the Securities then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in Principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

                  Notwithstanding the first paragraph of this Section 9.02, without the consent of each Securityholder affected, an amendment under this Section may not:

                  (a) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                  (b) change the stated maturity of the Principal of or interest on such Security;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                  (d) reduce the Principal of or change the fixed maturity of any Security or alter the provisions with respect to redemption pursuant to Section 3.01 hereof;

                  (e) change the currency of payment of the Principal of or interest on such Security; or

                  (f) waive a Default in the payment of Principal of or interest on, or redemption payment with respect to, any Security.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

                  If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF SECURITIES.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, waiver or Supplemental Indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or Supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment, waiver or Supplemental Indenture until the Board of Directors approves it.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02     NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

         Computer Sciences Corporation
         2100 East Grand Avenue
         El Segundo, California  90245
         Attention:   Hayward D. Fisk
         Telephone No:  (310) 615-1770
         Fax No.  (310) 322-9767

                  With a copy to:

         Gibson, Dunn & Crutcher
         333 South Grand Avenue
         Los Angeles, CA  90071-3197
         Attention:  Bradford P. Weirick
         Telephone No:  (213) 229-7765
         Fax No:  (213) 229-7520

                  If to the Trustee:

         Citibank, N.A.
         111 Wall Street, 5th Floor
         New York, New York  10005
         Attention: Global Agency & Trust Services, Vice President
                    or any other designated Trust Officer.
         Telephone No:   (212) 657-7805
         Fax No:   (212) 657-3862

                  The Company, any other obligor upon the Securities, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company (or any other obligor upon the Securities) mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company (or any other obligor upon the Securities) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

                  (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.06     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07     LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08     NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 10.09     GOVERNING LAW.

                  The laws of the State of New York shall govern and be used to construe this Indenture and the Securities.

SECTION 10.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11     SUCCESSORS.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12     SEVERABILITY.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.13     COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.14     VARIABLE PROVISIONS.

                  The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 10.15     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                           (SIGNATURE PAGE TO FOLLOW)

                                   SIGNATURES


Dated as of _________ __, 2000              COMPUTER SCIENCES CORPORATION


                                            By: ________________________________
                                                Name:
                                                Title:


Dated as of __________ __, 2000             CITIBANK, N.A., as Trustee


                                            By: ________________________________
                                                Name:
                                                Title:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "SECURITIES DEPOSITORY") TO A NOMINEE OF THE SECURITIES DEPOSITORY OR BY THE SECURITIES DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IN WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                    __% NOTE
                               DUE _______ __, 20__
No. 1                                                           $____________
CUSIP No. _____________

                          COMPUTER SCIENCES CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of _____________ Dollars on June __, 20__.
Interest Payment Dates:  _______ ___ and ________ __
Record Dates:  _______ __ and __________ __


                                Dated: _______ __, 2000

                                COMPUTER SCIENCES CORPORATION

                                By:_________________________________
                                Van B. Honeycutt
                                Chairman, President and
                                Chief Executive Officer

(SEAL)

                                By:_________________________________
                                Hayward D. Fisk
                                Vice President, General Counsel and
                                Secretary

This is one of the Securities
referred to in the within-
mentioned Indenture:

CITIBANK, N.A., as Trustee

By: ___________________________
         Authorized Signature

                                    __% NOTE
                             DUE _________ __, 20__

          1. INTEREST. Computer Sciences Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above from the date this Security is issued until maturity. The Company will pay interest semi-annually on __________ __ and ___________ __ of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED, that if there is no existing
Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such next succeeding interest payment date; PROVIDED FURTHER, that the first interest payment date shall be __________ __, 2000. The Company shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date, even if such Securities are canceled after such record date and on or before such interest payment date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, Citibank, N.A., as Trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company may act in any such capacity.

          4. INDENTURE. The Company issued the Securities under an Indenture dated as of _______ __, 2000 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939
(15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date the Indenture is qualified. The SecuritieS are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $______________ in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (PROVIDED that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Holders thereof not less than 30 days nor more than 60 days prior to the date fixed for redemption in such notice (the "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) as determined by the Independent Investment Banker (as defined in the Indenture), the sum of the present values of the Remaining Scheduled Payments (as defined in the Indenture) of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption
Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus __ basis points (such greater amount is referred to herein as the "Redemption Price"), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest thereon to the Redemption Date. The Company shall calculate the Redemption Price not less than 30 days prior to the Redemption Date. The Company shall notify the Trustee in writing of the Redemption Price promptly on calculation thereof, and the Trustee shall have no duty or liability to calculate or verify the Redemption Price.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the next succeeding interest payment date.

          8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders, to provide for uncertificated Securities in addition to certificated Securities, or to make any change that would provide any additional rights or benefits to the Securityholders or that does not adversely affect, the legal rights of any Securityholder.

          10. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on the Securities for 30 days; default in payment of principal on the Securities; failure by the Company to comply with any of its other agreements in the Indenture or the Securities (for 30 days after notice); certain defaults under and accelerations of other indebtedness; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          11. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          13. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Computer Sciences Corporation
                           2100 East Grand Avenue
                           El Segundo, California  90245
                           Attention:  Corporate Secretary

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________

Date: ______________

                                   Your Signature:__________________________

                                   (Sign exactly as your name appears on the face of this Security)


Signature Guarantee.